UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2020

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 25, 2020, the Securities and Exchange Commission (the “SEC”) issued an order under Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) pandemic. Due to circumstances related to COVID-19, Charles & Colvard, Ltd. (the “Company,” “we,” “us,” or “our”) is filing this Current Report on Form 8-K to report that it is postponing the filing date of its Quarterly Report on Form 10-Q for the third quarter ended March 31, 2020 (the “Third Quarter Report”) in reliance on the Order. We expect to file the Third Quarter Report on or about May 21, 2020.

We have experienced significant disruptions to our business and operations as a result of the COVID-19 pandemic. In particular, we have furloughed approximately 50% of our employees, and COVID-19 restrictions have limited access to our corporate offices and required our corporate personnel, including our legal and accounting staff, as well as much of the staff of our independent registered public accounting firm to work remotely. These restrictions have, in turn, slowed the completion of our quarterly review process, including evaluating the various impacts of COVID-19 on our financial statements, and the preparation of the Third Quarter Report. Accordingly, we are relying on the Order to postpone the filing of our Third Quarter Report to provide us with additional time to develop and process our financial information as well as prepare additional required disclosures related to COVID-19.

We are providing the following additional risk factor to supplement the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019.

The COVID-19 pandemic and related global economic impacts have adversely affected our business and are expected to continue to adversely affect our business, financial condition and results of operations.

The global outbreak of the coronavirus disease 2019 (known as “COVID-19”) was declared a pandemic by the World Health Organization and a national emergency by the U.S. Government in March 2020, and has negatively affected the U.S. and global economy. In response to this pandemic, federal, state, county and local governments and public health organizations and authorities around the world have implemented a variety of measures intended to control the spread of the virus including quarantines, “stay-at-home” orders, travel restrictions, school closures, business limitations and closures, social distancing and hygiene requirements. These measures have adversely affected workforces, customers, economies and global supply chains, and resulted in significant travel and transport restrictions – all of which have combined to lead to an economic downturn. It has also disrupted the normal operations of many businesses, including ours.

As a result of the COVID-19 pandemic, state and local governmental mandates have required a forced shutdown of our facility which may impact us for an extended period. In response, a significant number of our employees are currently working from home and we have furloughed 50% of our employees, materially impacting our productivity. This widespread outbreak could also adversely affect our workforce in terms of serious health issues and absenteeism, which could further materially impact our productivity. The pandemic has also interfered with general commercial activity related to our supply chain, including our raw material and components sources. We have experienced widespread instances of suppliers temporarily closing their operations, delaying order fulfillment or limiting their production, impacting our ability to produce finished goods and deliver to our customers. In our Traditional segment, our brick-and-mortar customers began closing their stores to foot traffic in March, with tentative plans to re-open on a rolling schedule that may lead into the fall timeframe or later. We have also experienced widespread instances of distributors reducing or closing their operations, impacting our ability to maintain significant levels of sales through our wholesale sales customers. In addition, trade shows, industry events and product demonstrations have been preemptively cancelled for the critical production season leading up to the calendar year-end 2020 holiday season. As a result, our selling activities and our ability to convert those activities into sales have been, and we expect will continue to be, adversely impacted by the pandemic. In our Online Channels segment, our transactional website charlesandcolvard.com remains open, but is restricted to available stock and the limited production capacity of functioning suppliers. In addition, our ability to draw down from our existing credit facility with White Oak Commercial Finance, LLC is currently restricted as a result of our diminished borrowing base, which is tied to our accounts receivable.

The extent to which the COVID-19 pandemic impacts us will depend on numerous evolving factors and future developments that are uncertain and that we are not able to predict at this time. These factors include: the severity of the virus; the duration and scope of the pandemic; governmental, business, individual and other actions taken in response to the pandemic; the effect on our suppliers and distributors, and disruptions to the global supply chain; the impact on economic activity; the extent and duration of the impact on Traditional segment partner confidence and order placements; the effect on consumer demand and their buying patterns for our products; the effect of any closures or other changes in operations of our and our suppliers’ and distributors’ facilities; the health of and the effect on our employees and our ability to meet staffing needs in our manufacturing and distribution facility and other critical functions, particularly if employees become ill, are quarantined as a result of exposure or are reluctant to show up for work; our ability to sell our products worldwide and provide customer support, including as a result of travel restrictions, work from home requirements and arrangements and other restrictions or changes in behavior or preferences for interactions; restrictions or disruptions to transportation, including reduced availability of ground, sea or air transport; the ability of our distributors, retailers, third party customers and consumers to pay for our products; the effect of the fair value measurement of certain assets or liabilities; and the effect on our ability to access capital, including government stimulus funds, on favorable terms and continue to meet our liquidity needs.

Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic recession that has occurred or may continue for the foreseeable future. The COVID-19 pandemic could also exacerbate or trigger other risks discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent Quarterly Reports on Form 10-Q, any of which could have a material and adverse effect on our business, results of operations and financial condition. We continue to monitor the pandemic, have actively implemented policies and procedures to address the current business and economic environment, and may adjust our current policies and procedures as more information and guidance become available to address the evolving situation.

Forward-Looking Statements

        This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

        All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the impact of the COVID-19 pandemic on our business; our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; intense competition in the worldwide jewelry industry; the financial difficulties or insolvency of one or more of our major customers and their willingness and ability to market our products; certain risks due to our international operations, distribution channels and vendors; general economic and market conditions, including the current economic environment; dependence on a limited number of distributor and retail partners in our Traditional segment; our ability to fulfill orders on a timely basis; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide crystals for the foreseeable future; inaccuracies in assumptions, estimates and data we use to calculate certain of our key operating metrics; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters and other events beyond our control on our operations; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure or a failure to protect confidential information against security breaches; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate information on social media; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 4, 2020	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer